Contact: Jerry A. Shore Chief Executive Officer (901) 362-3733, Ext. 2217
4300 New Getwell Road, Memphis, Tennessee 38118

Fred's names Rick Hans executive vice president

and Chief Financial Officer

MEMPHIS, Tenn. (April 4, 2016) – Fred's Inc. (NASDAQ: FRED) today announced that it has named Rick Hans Executive Vice President and Chief Financial Officer of the Company. He fills the position left open when Jerry A. Shore, formerly Fred's Chief Financial Officer, was promoted to Chief Executive Officer in October 2014.

Commenting on the announcement, Shore said, "We are very pleased to announce that Rick Hans has joined our company as Executive Vice President and Chief Financial Officer. Rick brings a broad background and deep understanding of our total business, which will allow us to better align shareholder value with the potential of our operations. One of our key initiatives for almost two years now has been to improve the talent throughout our organization, using a balanced approach of hiring of new leadership with strong industry expertise together with developing and promoting existing team members. This initiative has brought to Fred's differing skills and perspectives that strengthen our capabilities and help us continue driving towards sustainable growth and profitability. The addition of Rick to our team greatly advances the success we have achieved with our talent initiative."

Prior to joining Fred's, Hans enjoyed a 27-year career with Walgreen Co. in Deerfield, Illinois. Most recently, he served as Vice President of Investor Relations and Finance. Hans previously held the position of Director of Finance and Assistant Treasurer, where he promoted a sound capital structure that subsequently provided the basis for major strategic acquisitions. Hans also held roles as Real Estate Manager and Senior Real Estate Manager, where he was responsible for the development of more than 250 Walgreen drugstores. He joined Walgreens in 1987 as a financial analyst.

Hans received first place recognition by Institutional Investor magazine in 2013 as the Retailing/Food & Drug Chains sector's "Best Investor Relations Professional," nominated by the "buy side" of Wall Street, and in 2012, the magazine recognized him as the sector's "Best Investor Relations Professional," nominated by the "sell side." Hans earned a bachelor's degree in geology from the University of Wisconsin, a master's degree in materials science and engineering from the University of Texas and a master's degree in business administration from the University of Notre Dame. Rick is also a Chartered Financial Analyst (a CFA charterholder).

Fred's, Inc. and subsidiaries operate 659 discount general merchandise stores and three specialty pharmacy-only locations in 15 states in the southeastern United States. Included in the store count are 18 franchised locations. Also, there are 372 full service pharmacy departments located within Fred's stores, including five franchised locations. For more information about the Company, visit Fred's website at www.fredsinc.com.

-MORE-

FRED'S Names Rick Hans EVP and CFO

April 4, 2016

Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A reader can identify forward-looking statements because they are not limited to historical facts or they use such words as "outlook," "guidance," "may," "should," "could," "believe," "anticipate," "plan," "expect," "estimate," "forecast," "goal," "intend," "committed," "continue," or "will likely result" and similar expressions that concern the Company's strategy, plans, intentions or beliefs about future occurrences or results. These risks and uncertainties include, but are not limited to, those associated with the Company's announced strategic plan, the ultimate terms of the reworked pharmacy distribution agreement, lease buyouts and the underlying assumptions and projections upon which they are based, as well as risks that intended results may not be achieved or may not occur as quickly as expected; the success of announced acquisition activities and future growth trends in businesses acquired; general economic trends; changes in consumer demand or purchase patterns; delays or interruptions in the flow of merchandise between the Company's distribution centers and its stores or between the Company's suppliers and same; a disruption in the Company's data processing services; cyber-security threats; costs and delays in acquiring or developing new store sites; and the factors listed under "Risk Factors" in the Company's most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made. Fred's undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

-END-